                                                                    EXHIBIT 11.1


                       CALCULATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996


- - ------------------------------------------------------------------------------------------------------------
                                                                                    MARCH 31,
                                                                            1995                 1996
- - ------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  749,965           $  957,301
                                                                         ==========           ==========

Common and common equivalent shares:
    Weighted average number of common shares
    outstanding during the period  . . . . . . . . . . . . . . . . .      3,199,141            5,443,830

    Common shares issuable upon conversion of convertible
         preferred stock
             Primary . . . . . . . . . . . . . . . . . . . . . . . .        951,721             ---
             Fully diluted . . . . . . . . . . . . . . . . . . . . .        951,721             ---

    Common shares issuable upon conversion of redeemable
         warrants
             Primary . . . . . . . . . . . . . . . . . . . . . . . .        146,266             ---
             Fully diluted . . . . . . . . . . . . . . . . . . . . .        146,266             ---

    Common shares issuable upon exercise of outstanding
         stock options
             Primary . . . . . . . . . . . . . . . . . . . . . . . .        243,471              413,736
             Fully diluted . . . . . . . . . . . . . . . . . . . . .        243,471              422,306
                                                                         ----------           ----------
    Common and common equivalent shares outstanding
         during the period
             Primary . . . . . . . . . . . . . . . . . . . . . . . .      4,540,599            5,857,566
                                                                         ==========           ==========
             Fully diluted . . . . . . . . . . . . . . . . . . . . .      4,540,599            5,866,136
                                                                         ==========           ==========

Earnings per share data
    Net income per common and common equivalent shares
             Primary . . . . . . . . . . . . . . . . . . . . . . . .     $      .17           $      .16
             Fully diluted . . . . . . . . . . . . . . . . . . . . .     $      .17           $      .16



                                       13